UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2010

KIDS BOOK WRITER INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53376	75-3268426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

409 Granville Street, Suite 1023
Vancouver, BC, Canada V6C 1T2
 (Address of principal executive offices)

604 324 4844
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On September 23, 2010, Kids Book Writer Inc., (the “Company”) received consent resolutions from Hassan Salari, holder of 33,100,000 (92.6%) of the Company’s common stock in favor of the following actions previously approved by the Company’s board of directors:

1.	an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of the Company’s common stock from 75,000,000 shares to 300,000,000 shares, par value of $0.001 per share;

2.	an amendment to the Company’s Articles of Incorporation to change the Company’s name from Kid’s Book Writer Inc., to Eternity Healthcare Inc.; and

3.	a consolidation of the Company’s current issued and outstanding common shares on the basis of 1 new common share for 10 old common shares. There will be no change to the authorized shares of the Company’s common stock as a result of any reverse stock split and any fractional shares will be rounded down.

The Company has also filed a Schedule 14C Information Statement on September 24, 2010 which includes details on these corporate actions.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2010	KIDS BOOK WRITER INC.

	By:	/s/ Hassan Salari
Hassan Salari
President and Chief Executive Officer